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                           LOAN MODIFICATION NO. 1


AMONG:    Pacific Rehabilitation & Sports Medicine, Inc.
          ("Borrower")

AND:      Bank of America Oregon (the "Bank")

EFFECTIVE DATE:     April 19, 1995


          This Loan Modification No. 1 (the "Modification") is entered into on the above date by the Borrower and the Bank.

          1. BACKGROUND. The Borrower entered into a Business Loan Agreement (Receivables) with the Bank dated as of December 23, 1994 (the "Agreement"). The Borrower is entering into this Modification to state the terms and conditions of certain modifications to the Agreement. Capitalized terms used in this Modification shall, unless otherwise defined in this Modification, have the meaning given to such terms in the Agreement.

          2.   MODIFICATIONS TO THE AGREEMENT.

          2.1 Section 1.1 of the Agreement is deleted and in its place is inserted the following:

          1.1  "Borrowing Base" means:

               (a)  The lesser of:

                    (i)  Twelve Million Dollars ($12,000,000); or

                    (ii) 70% of the balance due on Acceptable
                         Receivables minus the sum of (A) the bad debt allowance for accounts receivable contained in the Borrower's most recent Form 10-K Annual Report ("10-K") or Form 10-Q Quarterly Report ("10-Q") provided to the Bank and (B) contractual allowances provided by the Borrower or any Subsidiary as set forth in the Borrower's most recent 10-K or 10-Q provided to the Bank; or

                   (iii) 70% of the amount resulting from the
                         following computation:


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                         (A)  100% of the sum of the Borrower's
                              net revenue for the previous three
                              months as established by generally
                              accepted accounting principles
                              consistently applied ("Net
                              Revenue");

                         (B)  Multiplied by 130 if the Borrowing
                              Base is calculated on or before
                              June 30, 1995; multiplied by 125 if
                              the Borrowing Base is calculated
                              between July 1, 1995 and September
                              30, 1995; multiplied by 120 if the
                              Borrowing Base is calculated after
                              September 30, 1995;

                         (C)  Divided by 91.

               For the purposes of this Agreement, the Borrower's Net Revenue and Acceptable Receivables (as defined below) include the Net Revenues and accounts receivable of the Borrower's subsidiaries, and any subsidiary of a subsidiary, including, but not limited to, Leeward Back and Neck, Inc., and PR Acquisition Corporation (hereinafter referred to individually and collectively as the "Subsidiary")."

          3.   NO OTHER MODIFICATIONS.

               3.1  Except as expressly modified by this
Modification, the terms of the Agreement shall remain unchanged and in full force and effect. The Bank's agreement to modify the Agreement pursuant to this Modification shall not obligate Bank to make any further modifications to the Agreement, or Modification, or any other loan document. Nothing in this Modification shall constitute a satisfaction of any indebtedness of Borrower to Bank. It is the intention of Bank and the Borrower to retain as liable parties all makers and endorsers of the Agreement and Modification or any other loan document. No maker, endorser, or guarantor shall be released by virtue of this Modification. The terms of this paragraph shall apply not only to this Modification, but also to all subsequent loan modification agreements.

          4.   REPRESENTATIONS AND WARRANTIES.

               4.1 Borrower represents and warrants to Bank that the execution, delivery and performance of this Modification are within Borrower's corporate powers, and have been duly authorized and are not in contravention of law or the terms of Borrower's charter, bylaws, or other incorporation papers, or of any undertaking of Borrower of which either Borrower is a party or by which it is bound.


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               4.2  Borrower understands and agrees that in
entering into this Modification, Bank is relying upon Borrower's representations, warranties, and agreements as set forth in the Agreement, and other loan documents. Borrower hereby reaffirms all representations and warranties in the Agreement, all of which are true with respect to each such corporation as the date of this Modification.

BORROWERS:                    PACIFIC REHABILITATION &
                              SPORTS MEDICINE, INC.


                              By: /s/ BRIAN BUSSANICH
                                 ---------------------------------
                                   Brian Bussanich
                              Its: President and
                                   Chief Executive Officer

LENDER:                       BANK OF AMERICA OREGON


                              By: /s/ ROBERT E. MCCALL
                                 ---------------------------------
                                   Robert E. McCall
                              Its: Vice President

          The undersigned guarantors consent to the modifications to the Agreement Modification, and ratify the provisions of the Continuing Guaranty executed by each guarantor for the benefit of Bank and confirm that all provisions of its Continuing Guaranty are in full force and effect.

                              LEEWARD BACK AND NECK, INC.


                              By: /s/ BRIAN BUSSANICH
                                 ---------------------------------
                                   Brian Bussanich
                              Its: President and
                                   Chief Executive Officer

                              P.R. ACQUISITION CORPORATION


                              By: /s/ BRIAN BUSSANICH
                                 ---------------------------------
                                   Brian Bussanich
                              Its: President and
                                   Chief Executive Officer


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